FIFTH AMENDMENT TO THE RUBY TUESDAY, INC.
EXECUTIVE SUPPLEMENTAL PENSION PLAN

        THIS FIFTH AMENDMENT is made as of this 5th day of January, 2005, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

        WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the “Plan”), which was established by indenture effective as of June 1, 1983, and which was last amended and restated by indenture effective July 1, 1999.

        WHEREAS, the Primary Sponsor desires to amend the Plan to eliminate earlier provisions allowing for the provision of a nominal early retirement benefit for certain eligible employees.

        WHEREAS, the amendments effected hereby have been approved by the Board of Directors of the Primary Sponsor.

        NOW, THEREFORE, the Plan is hereby amended, effective as of the date first set forth above, as follows:

1.     By deleting Section 2.01(b) in its entirety and by substituting therefor the following:

“(b)	The term ‘Accrued Benefit’ refers (i) to the annual benefit to which a Participant would be entitled, determined pursuant to Section 3.01, based on his Final Base Salary and his Continuous Service as of the date of calculation, commencing on his Normal Retirement Date in the mode of a single-life annuity.”

2.     By deleting the head language of Section 3.01 in its entirety and by substituting therefor the following:

“A Participant’s Accrued Benefit payable at Normal Retirement Date in the form of a single-life annuity shall equal (A) plus (B) minus (C) minus (D), as follows:"

3.	By deleting Section 4.02(e) and the final sentence of Section 5.02, as added by the Fourth Amendment to the Plan, in their entirety.

4.	By deleting the second paragraph of Section 6.02 in its entirety and by substituting therefor the following:

“If a Participant fails to cure any alleged breach of this Section 6.02 within thirty (30) days following receipt of written notice from the Company, the Company may apply a forfeiture penalty against the Participant with respect to each future periodic payment due him under the Plan equal to the difference between the periodic payment otherwise payable to him pursuant to Section 4.02(a) or (b), as the case may be, and the amount the Participant would have received as a periodic payment had the Participant’s Accrued Benefit been reduced by the applicable discount factor set forth below:

Age at Retirement	Discount Factor
59.93
58.86
57.79
56.72
55.65
54.62
53.59
52.56
51.50
50	.47"

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fifth Amendment.

        IN WITNESS WHEREOF, the Primary Sponsor has caused this Fifth Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.
By:/s/ Samuel E. Beall, III Title: Chairman and CEO

    [CORPORATE SEAL]

ATTEST:
By: /s/ Scarlett May Title: Secretary